Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

InCapta, Inc.

1950 Fifth Avenue, Suite 100

San Diego, California 92101

We hereby consent to the incorporation by reference in the registration statement on Form S-8 filed with the Securities and Exchange Commission on August 9, 2016 (File No. 333-213015), and this registration statement on Form S-8, of our report dated March 31, 2017 relating to the consolidated financial statements of InCapta, Inc appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton & Chia, LLP

Newport Beach, California

April 5, 2017